Exhibit 99.1

Weight Watchers Announces Strategic Vision to Make Wellness Accessible to All, Inspiring Healthy Habits for Real Life

By the end of 2020, Weight Watchers Aims to Help 10 Million People Adopt Healthy Habits and to Grow Revenue to More than $2 Billion

Weight Watchers Will Remove Artificial Ingredients in its Products

Free Weight Watchers Memberships to be Available for Teenagers

NEW YORK, February 7, 2018 — At a global employee event today, Weight Watchers International, Inc. (NYSE: WTW) is announcing bold initiatives to expand Weight Watchers’ impact as a technology experience company and align the business with consumer expectations of wellness and healthy living.

“Our new purpose to inspire healthy habits for real life marks an important milestone in the evolution of Weight Watchers. The bold initiatives we are announcing today to evolve our brand and broaden our impact will make Weight Watchers more relevant than ever, while demonstrating the power of community in advancing individual health and wellness goals,” said Mindy Grossman, the Company’s President and Chief Executive Officer. “Members are embracing the livability and flexibility of our new WW FreestyleTM program and this enthusiastic response gives us confidence that we have the right strategies to increase our impact globally.”

Weight Watchers is announcing three-year goals to measure the Company’s progress. By the end of 2020, Weight Watchers aims to:

•	Strengthen our reputation: Be known for bringing wellness to all by diversifying our reach across ages, genders, ethnicities, lifestyle stages, geographic locations, and income;

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Better define and grow the Weight Watchers impact: Help 10 million people adopt healthy habits, with 5 million people in the Weight Watchers program and an additional 5 million people engaging through other Weight Watchers experiences and content; and

•	Expand the Weight Watchers business: Increase revenue to more than $2 billion, driven primarily by new member growth and improved retention, while increasing profit at a faster rate than revenue.

Weight Watchers plans to implement a number of initiatives to ensure its brand aligns with its values and purpose. These bold moves include the following initial actions.

•	The removal of all artificial ingredients from products that carry the Weight Watchers brand.

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Weight Watchers intends to be a powerful partner for families in establishing healthy habits. During the summer of 2018, Weight Watchers will offer free memberships to teenagers aged 13 to 17, helping the development of healthy habits at a critical life stage.

“Weight Watchers positively impacts the lives of millions, including my own. I am inspired to be part of this purpose-driven mission as we deepen and expand our connection to communities, making wellness accessible to everyone,” said Oprah Winfrey.

Weight Watchers will release its fourth quarter and full year 2017 results on Tuesday, February 27, 2018 and will host a conference call at 5:00 p.m. ET on which management will elaborate on the Company’s strategic vision and three-year goals, in addition to discussing the financial results.

Webcast Information

The Company is hosting a video webcast of today’s 10:00 a.m. ET presentation. A replay of the webcast will be available on the Company’s corporate website, www.weightwatchersinternational.com for at least 90 days.

About Weight Watchers International, Inc.

Weight Watchers provides commercial weight management services through a global network of Company-owned and franchise operations and offers innovative, digital products through its websites, mobile sites and apps. These services and products help millions of people around the world adopt healthy habits and lose weight through sensible and sustainable food plans, activity, behavior modification and group support. Weight Watchers has an unparalleled network of service providers to assist members on their wellness journey and also offers a wide range of products, publications and programs for those interested in healthier living.

This press release includes “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, in particular, projected future performance and any statements about the Company’s plans, strategies and prospects. The Company generally uses the words “may,” “will,” “could,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “aim,” and similar expressions contained herein to identify forward-looking statements. The Company bases these forward-looking statements on its current views with respect to future events and financial performance. Actual results could differ materially from those projected in the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and assumptions, including, among other things: competition from other weight management industry participants or the development of more effective or more favorably perceived weight management methods; the Company’s ability to continue to develop new, innovative services and products and enhance its existing services and products or the failure of its services and products to continue to appeal to the market, or the Company’s ability to successfully expand into new channels of distribution or respond to consumer trends; the ability to successfully implement new strategic initiatives; the effectiveness of the Company’s advertising and marketing programs, including the strength of its social media presence; the impact on the Weight Watchers brand of actions taken by the Company’s franchisees, licensees, suppliers and other partners; the impact of the Company’s debt service obligations and restrictive debt covenants; uncertainties regarding the satisfactory operation of the Company’s information technology or systems; the impact of security breaches or privacy concerns; the recognition of asset impairment charges; the loss of key personnel, strategic partners or consultants or failure to effectively manage and motivate the Company’s workforce; the Company’s chief executive officer transition; the inability to renew certain of the Company’s licenses, or the inability to do so on terms that are favorable to the Company; the expiration or early termination by the Company of leases; risks and uncertainties associated with the Company’s international operations, including regulatory, economic, political and social risks and foreign currency risks; uncertainties related to a downturn in general economic conditions or consumer confidence; the Company’s ability to successfully make acquisitions or enter into joint ventures, including its ability to successfully integrate, operate or realize the anticipated benefits of such businesses; the seasonal nature of the Company’s business; the impact of events that discourage or impede people from gathering with others or accessing resources; the Company’s ability to enforce its intellectual property rights both domestically and internationally, as well as the impact of its involvement in any claims related to intellectual property rights; the outcomes of litigation or regulatory actions; the impact of existing and future laws and regulations; the Company’s failure to maintain effective internal control over financial reporting; the possibility that the interests of Artal Group S.A., who effectively controls the Company, will conflict with other holders of the Company’s common stock; and other risks and uncertainties, including those detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. You should not put undue reliance on any forward-looking statements. You should understand that many important factors, including those discussed herein, could cause the Company’s results to differ materially from those expressed or suggested in any forward-looking statement. Except as required by law, the Company does not undertake any obligation to update or revise these forward-looking statements to reflect new information or events or circumstances that occur after the date of this press release or to reflect the occurrence of unanticipated events or otherwise. Readers are advised to review the Company’s filings with the Securities and Exchange Commission (which are available from the SEC’s EDGAR database at www.sec.gov, at various SEC reference facilities in the United States and via the Company’s website at www.weightwatchersinternational.com).

FOR MORE INFORMATION, CONTACT:

Media:

Sara Bosco

347.421.0389

Sara.N.Bosco@weightwatchers.com

Investors:

Corey Kinger

212.601.7569

Corey.Kinger@weightwatchers.com